SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 31, 2008

Amazon Goldsands Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-51203	98-0425310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 S. Virginia, 8th Floor, Reno, Nevada, USA	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (775) 398-3005

Finmetal Mining Ltd. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 31, 2008, the Board of Directors of Amazon Goldsands Ltd. (the “Company”) amended and restated the Company’s bylaws (the “Bylaws”) in their entirety in order to conform to Section 78.320 of the Nevada Revised Statutes regarding majority shareholder written consent in lieu of a meeting and to permit the Company to issue uncertificated shares.  Previously, the Bylaws required that any written consent of shareholders be unanimous and that all shares of capital stock be represented by physical certificates.  The Bylaws were amended and restated in their entirety in order for the Company to be able to utilize majority written consent of shareholders and to become eligible to participate in a Direct Registration Program as required by NASDAQ Rule 430(a).  The amended and restated Bylaws are filed as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

3.1	Amended and Restated Bylaws of Amazon Goldsands Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 31, 2008

Amazon Goldsands Ltd.

By:	/s/ Hector Ponte
Name:	Hector Ponte
Title:	Chief Executive Officer & Director

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Amazon Goldsands Ltd.